Exhibit 99.1

News FOR IMMEDIATE release

For More Information, Contact:

William Evans	Ryan Hollenbeck
Executive VP/CFO	VP Corporate Marketing/IR
Witness Systems	Witness Systems
770.754.1915	770.754.1962
bevans@witness.com	rhollenbeck@witness.com

Witness Systems Announces Receipt of SEC Notice
of Informal Inquiry Relating to Stock Options

ATLANTA (October 30, 2006)  —  Witness Systems, Inc. (NASDAQ: WITS) announced today that the company has received a notice of informal nonpublic inquiry from the Securities and Exchange Commission requesting certain information relating to the company’s stock option grant practices from February 1, 2000 to the present.  Witness Systems intends to cooperate fully with all matters related to this request.

On August 9, 2006, Witness Systems announced the voluntary formation of a special committee of independent directors to review company stock option practices and grants.  The special committee review is continuing and is currently expected to be completed during the fourth calendar quarter of 2006.

About Witness Systems
Witness Systems (NASDAQ: WITS) is the worldwide leader in software and services that help businesses capture customer intelligence and optimize their workforce performance.  The company’s Impact 360™ solution features quality monitoring, compliance and IP recording, workforce management, performance management and eLearning.  Primarily deployed in contact centers — as well as the remote, branch and back offices of global organizations — the workforce optimization solution captures, analyzes and enables users to share and act on cross-functional information across the enterprise.  With Impact 360, organizations can improve interactions and the underlying back-office processes that enhance the customer experience and build customer loyalty.  For more information, visit us at www.witness.com.

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Witness Systems Announces Receipt of SEC Notice of Informal Inquiry
and Request for Documents Relating to Stock Options  —  Page 2

Cautionary Note Regarding Forward-looking Statements:  Information in this release that involves Witness Systems’ expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These risks and uncertainties include, but are not limited to, the possibility that the special committee, in consultation with its advisers, will determine that the proper accounting for the company’s prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this release are based; that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and any corresponding adjustments to our financial statements, may change based upon the special committee’s ongoing analysis; that our ability to file required reports with the SEC on a timely basis may be impaired; that our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares may be impaired; that potential claims and proceedings may arise relating to such matters, including possible litigation and action by the SEC or other governmental entities, that might impact the outcome of the special Committee’s review; that other actions may be taken or required as a result of the special committee’s review; and that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the company. Other factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company’s ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company’s markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission.

The forward-looking statements in this release are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

Witness, Impact 360, Improve Everything and the Witness logo are the trademarks (registered or otherwise) of Witness Systems, Inc. protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.

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